UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2025

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2025, Safe and Green Development Corporation (the “Company”) entered into a Securities Purchase Agreement, dated June 29, 2025 (the “Purchase Agreement”), with two investors (the “Investors”), pursuant to which the Company sold to the Investors in a private placement priced at-the-market consistent with Nasdaq rules 309,691 shares (the “Shares”) of its common stock at a purchase price equal to $0.9094, which was greater than the Nasdaq Official Closing Price immediately preceding the signing of the Purchase Agreement, together with pre-funded warrants (the “Pre-Funded Warrants”) exercisable for 173,681 shares of its common stock at a purchase price of $0.9094 less the $0.0001 exercise price, and five-year warrants (the “Warrants”) to purchase 483,372 shares of its common stock (with an exercise price of $0.9094 per share) at a purchase price of $0.125 per Warrant. for aggregate gross proceeds of $560,422 (the “Offering”).

The Purchase Agreement provides the Investors with a right of first refusal (the “ROFR”) for 75 days to participate in any proposed sale of equity or debt securities of the Company, subject to certain exceptions, for the full amount of such proposed financing, and in the event the Investors shall determine not to participate in such proposed financing, the Company is not permitted to enter into the proposed financing unless the Investors consent, in their sole discretion, to the Company participating in the financing. The ROFR expires upon: (i) the failure of the Investors to present to the Company within three (3) business days of the Purchase Agreement a $100,000,000 or greater private placement financing with a third-party (the “Treasury Opportunity”) with Dawson James Securities, Inc. as the exclusive placement agent, to establish a cryptocurrency treasury reserve; (ii) the failure of the Company to enter into an letter of intent (“Letter of Intent”) with a third-party for a $100,000,000 or greater Treasury Opportunity within fifteen (15) business days of the date the Treasury Opportunity is presented to the Company; or (iii) the failure of the Company to consummate a $100,000,000 or greater Treasury Opportunity thirty (30) days from the execution of the Letter of Intent (each, a “Treasury Opportunity Failure”). For the avoidance of doubt, the Company’s execution of any such letter of intent or closing documents in connection with a Treasury Opportunity transaction shall be subject to the Company’s review and approval, to be exercised at its sole discretion.

From the date of the Purchase Agreement until the date of a Treasury Opportunity Failure, the Purchase Agreement also provides that the Company will not enter into, or agree to, enter into, any agreement, or engage in or otherwise pursue any discussions, negotiations, and/or other activities, with any third party concerning any transaction or potential transaction that would result in gross proceeds to the Company in excess of $2,000,000, regardless of the form or structure of such transaction, that would or could reasonably be expected to preclude, interfere with, impede, delay, or serve as a substitute for or alternative to the consummation of the Treasury Opportunity.

In addition, from and after the date of a Treasury Opportunity Failure, until the one-year anniversary hereof, the Company is prohibited from entering into or agreeing to enter into any agreement relating to a potential transaction similar to the Treasury Opportunity with any party first introduced to the Company by Bill Panagiotakopoulos in connection with a potential Treasury Opportunity pursuant to the Purchase Agreement. Pursuant to the Purchase Agreement, the Company entered into a consulting agreement (the “Consulting Agreement”) with Bill Panagiotakopoulos, pursuant to which the Company appointed him as an executive consultant at an annual salary of Two Hundred Thousand Dollars ($200,000) to explore the Treasury Opportunity and agreed to appoint him to the Company’s Board of Directors as a Class II Director. The Consulting Agreement provides that if: (i) a $100,000,000 Treasury Opportunity or greater is not presented to the Company within 3 business days from its date; (ii) a Letter of Intent for a $100,000,000 Treasury Opportunity is not executed by the Company and a third party introduced to the Company by Buyers within 15 business days from the date the Treasury Opportunity is presented to the Company; (iii) a $100,000,000 Treasury Opportunity is not consummated by the Company and a party introduced to the Company by Buyers within 30 days of the execution of the Letter of Intent; or (iv) the Company reasonably determines that the information set forth in the Officers & Directors Questionnaire provided by Mr. Panagiotakopoulos is incorrect in any material respect (each, a “Resignation Trigger Event”), Mr. Panagiotakopoulos will immediately resign as Executive Consultant to the Company and as a Director of the Company and the Company will have no further payment obligations to him. In addition, as a condition of his appointment, Mr. Panagiotakopoulos provided the Company with an irrevocable contingent letter of resignation as Executive Consultant to the Company and as a Director effective upon the occurrence of a Resignation Trigger Event. The Consulting Agreement terminates upon the appointment of Mr. Panagiotakopoulos as an executive officer of the Company or the earlier occurrence of a Resignation Trigger Event.

In the event that a Treasury Opportunity transaction is consummated by the Company, the Purchase Agreement provides that Mr. Panagiotakopoulos will be appointed as Chief Executive Officer of the Company at an annual salary of Two Hundred Thousand Dollars ($200,000) and will receive a Restricted Stock Award under the Company’s 2023 Incentive Compensation Plan (the “Plan”) for Three Hundred Thousand (300,000) shares of the Company’s common stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service, subject to and following the Plan being amended to increase the number of shares of Company’s common stock issuable thereunder.

The Purchase Agreement provides that upon the completion of the proposed $100,000,000 Treasury Opportunity, the Company, with the permission of Resource Group US Holdings LLC, a Florida limited liability company (“Resource Group”), and the former members of Resource Group (the “Resource Group Equityholders”), will use its best efforts to unwind the transactions effected by the Membership Interest Purchase Agreement, dated February 25, 2025, with Resource Group and the Resource Group Equityholders, as amended on June 2, 2025, such that, among other things, all of the 1,500,000 shares of the Company’s non-voting Series A Convertible Preferred Stock issued to the Resource Group Equityholders will be cancelled.

The Purchase Agreement provides that for a period of sixty (60) days after the occurrence of a Treasury Opportunity Failure the Company with the right to redeem or identify a third-party purchaser who will purchase the Company’s outstanding debentures which were initially issued to Arena Special Opportunities Partners II, LP, Arena Special Opportunities (Offshore) Master, LP, Arena Special Opportunities Partners III, LP, and Arena Special Opportunities Fund, LP (the “Arena Debentures”) and purchased by affiliates of the Investors (the “Assignees”) contemporaneously with the execution of the Purchase Agreement, at a redemption or purchase price of 115% of the outstanding principal. In addition, unless and until the occurrence of a Treasury Opportunity Failure, the Company agreed not to redeem (or identify a third-party purchaser to purchase) the Arena Debentures. On July 29, 2025, the Company entered into a Forbearance Agreement, with the Assignees (the “Forbearance Agreement”) pursuant to which the Assignees waived and agreed to forbear from exercising any of their rights and remedies, as applicable, under the Arena Debentures and related transaction documents with respect to defaults under the Arena Debentures and such transaction documents until sixty-one (61) days after the occurrence of a Treasury Opportunity Failure.

The Purchase Agreement provides that the use of proceeds resulting from the Offering will be applied as follows: (i) $100,000 will be used to reimburse for certain deferred expenses incurred by the Company’s Chief Executive Officer on behalf of the Company, (ii) $200,000 will be used to pay certain outstanding legal fees, and (iii) the balance of the proceeds will be used for working capital, as determined by existing management, subject to Mr. Panagiotakopoulos’ consent, which will not be unreasonably withheld, delayed, denied, or conditioned.

The Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Investors each represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”))and acknowledged that the securities had not been registered under the Securities Act. The Company sold the securities to the Investors in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Dawson James Securities, Inc. (“Dawson James”) acted as the Company’s financial adviser in connection with the Offering and received as a fee 150,000 restricted shares of the Company’s common stock and a $20,000 expense reimbursement.

In connection with the Offering, the Company entered into a Waiver and Consent (the “Arena Waiver”) with Arena Business Solutions Global SPC II, LTD (“Arena Business Solutions Global”), effective June 29, 2025, pursuant to which Arena Business Solutions Global agreed to waive any rights it has under the Securities Purchase Agreement by and between it and the Company, dated as of August 12, 2024, as amended on August 30, 2024 and November 15, 2024, with respect to, and consents to the Company entering into variable rate transactions. In consideration for the Arena Waiver, the Company agreed to issue to Arena Business Solutions Global a five-year pre-funded warrant exercisable for 100,000 shares of its common stock at a strike price of $0.0001 per share (the “Arena Pre-Funded Warrant”).

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Warrants, the Consulting Agreement, the Forbearance Agreement, the Arena Waiver and the Arena Pre-Funded Warrant are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, 4.1, 4.2, 10.2, 10.3, 10.4 and 4.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of the Company’s common stock issued under the Purchase Agreement and to Dawson James, and the shares to be issued under the Pre-Funded Warrants, the Warrants and the Arena Pre-Funded Warrants, were and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The shares of common stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
4.3	Arena Pre-Funded Warrant
10.1*	Securities Purchase Agreement, dated July 29, 2025
10.2	Consulting Agreement, dated July 29, 2025, by and between the Company and Bill Panagiotakopoulos
10.3	Waiver and Consent with Arena Business Solutions Global SPC II,
10.4	Forbearance Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE AND GREEN DEVELOPMENT CORPORATION

Dated: August 4, 2025	By:	/s/ Nicolai Brune
		Name:	Nicolai Brune
		Title:	Chief Financial Officer